Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: February 17, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports 2015 Financial Results

•	4Q Adjusted EBITDA of $1.07 Billion, Up 25% vs. 4Q 2014

•	Full-Year 2015 Adjusted EBITDA of $4.1 Billion, Up 22% vs. 2014

•	WPZ Fee-Based Revenues Up $1.38 Billion or 36% on Contributions from Major New Projects

•	2015 GAAP Results Include $2.6 Billion of Non-cash Impairment Charges

•	Williams’ Board Unanimously Committed to Expeditious Completion of ETE Transaction per September 28, 2015 Merger Agreement

TULSA, Okla. – Williams (NYSE: WMB) today announced fourth quarter 2015 adjusted EBITDA of $1.07 billion, a $212 million, or 25 percent increase from fourth quarter 2014. For the year, the company reported adjusted EBITDA of $4.1 billion, an increase of $751 million, or 22 percent, from full-year 2014. The increases in both periods were driven primarily by Williams Partners’ adjusted EBITDA, which increased $215 million in the quarter and $848 million in the year.

Williams Summary Financial Information	4Q		Full Year
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2015	2014	2015	2014
(Unaudited)
Adjusted EBITDA (1)	$1,066	$854	$4,104	$3,353
Adjusted income from continuing operations (1)	$6	$10	$405	$515
Adjusted income from continuing operations per share (1)	$0.01	$0.01	$0.54	$0.71
Cash Available for Dividends (1)	$436	$442	$1,811	$1,689
Dividend Coverage Ratio (1)	.91x	1.04x	.99x	1.20x
Net income (loss) (2)	($701)	$193	($557)	$2,114
Net income (loss) per share (2)	($0.94)	$0.26	($0.74)	$2.92

(1)	Schedules reconciling adjusted EBITDA, adjusted income from continuing operations, cash available for dividends and dividend coverage ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.
(2)	Amounts reported for the fourth-quarter and year-to-date 2015 periods reflect pre-tax impairment charges totaling $2.1 billion and $2.6 billion, respectively, associated with certain equity-method investments, goodwill and certain other assets. Amounts for the year-to-date 2014 period reflect a pre-tax remeasurement gain of $2.5 billion related to the acquisition of Access Midstream Partners on July 1, 2014.

Williams reported fourth quarter 2015 adjusted income from continuing operations of $6 million, compared with $10 million, or $0.01 per share, in fourth quarter 2014. For the year, Williams reported adjusted income from continuing operations of $405 million, or $0.54 per share, compared with $515 million, or $0.71 per share, for full-year 2014. The decrease in adjusted income is due primarily to declines in NGL margins driven by lower prices, higher depreciation expense due to significant projects that were placed into service in 2014 and 2015, and increased net interest expense. New fee revenue associated with certain growth projects that were placed in service in 2014 and 2015 and olefins margins from the Geismar plant’s return to service partially offset these decreases. The decrease for year-to-date period also reflects the absence of $311 million of assumed business interruption insurance proceeds in 2014 related to the 2013 incident at the Geismar plant.

Williams reported unaudited fourth quarter 2015 net loss attributable to Williams of $701 million, or $0.94 per share, compared with net income of $193 million, or $0.26 per share on a diluted basis, for 2014. The decrease in net income was driven by $2.1 billion of pre-tax impairment charges associated with goodwill, certain equity-method investments and certain other assets.

For the year, Williams reported unaudited 2015 net loss attributable to Williams of $557 million, or $0.74 per share, compared with net income of $2.11 billion, or $2.92 per share on a diluted basis, for 2014. The unfavorable change was primarily the result of the absence of a $2.544 billion non-cash re-measurement gain in 2014 related to the consolidation of our previous equity-method investment in Access Midstream Partners as of July 1, 2014, as well as $2.6 billion of pre-tax impairment charges in 2015 associated with certain equity-method investments, goodwill and other certain assets. These items have been adjusted out of the adjusted income from continuing operations measure previously discussed. The unfavorable change also reflects declines in NGL margins and higher operating, depreciation, general and administrative, and interest expenses partially offset by increased fee-based revenues and higher olefins margins.

The impairments were largely the result of significant declines in energy commodity prices as well as the market values of WPZ and comparable midstream companies’ publicly traded equity securities in the fourth quarter. The impaired equity-method investments and certain of the impaired goodwill relate to the acquisition of Access Midstream Partners completed in 2014. The remaining impaired goodwill was associated with 2012 acquisitions.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Williams Partners recorded another strong quarter, demonstrating excellent operational performance and the resilience of our business to grow despite sharply lower commodity prices. Even with reduced activities in supply areas, the partnership enjoyed continued growth in fee-based revenues primarily from demand-driven projects and expansions brought into service.

“Several Transco expansions, Gulfstar One, as well as the Keathley Canyon Connector and the expanded Geismar plant, delivered significant revenues in the second half of 2015. We expect new cash flow contributions in the first quarter 2016 from our Leidy Southeast Expansion, the Kodiak tieback and the expansion of our offgas processing and fractionation business in Canada.

“Low natural gas prices continue to spur demand-based growth on Transco and our other interstate pipelines. As a result, our 2016 growth investments are primarily focused on serving the long-term natural gas needs of local distribution companies, electric power generation, LNG and industrial loads.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services and Other.

For periods prior to July 1, 2014, the Other segment includes Williams’ equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. As a result of Williams’ acquisition of additional ownership interests, periods after July 1, 2014 include the consolidated results of Access Midstream Partners. Furthermore, following the closing of the merger between Williams Partners and Access Midstream Partners in February 2015, the consolidated results of Access Midstream for periods following July 1, 2014 are now reported as part of the Williams Partners segment.

Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including offgas processing at the CNRL’s Horizon upgrader plant as well as petchem pipeline projects on the Gulf Coast.

Williams	Adjusted EBITDA
	4Q		Full Year
Amounts in millions	2015	2014	2015	2014
Williams Partners	$1,064	$849	$4,089	$3,241
Williams NGL & Petchem	(6)	(4)	(19)	(20)
Other	8	9	34	132

Total	$1,066	$854	$4,104	$3,353

Schedules reconciling adjusted EBITDA to modified EBITDA and net income (loss) are attached to this news release.

The first and second quarters of 2014 include Williams’ proportional share of the adjusted EBITDA from its equity-method investment in Access Midstream in its Other segment. Following the closing of the merger between Williams Partners and Access Midstream, the consolidated results of Access Midstream for periods after July 1, 2014, are reported as part of the Williams Partners segment. Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including the CNRL Horizon offgas processing project in Canada as well as NGL and petrochemical pipeline projects on the Gulf Coast.

Williams Partners Segment

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil transportation.

Williams Partners L.P. (NYSE: WPZ) today reported fourth quarter 2015 adjusted EBITDA of $1.064 billion, a $215 million, or 25 percent, increase from fourth quarter 2014. The increase was driven by $139 million in fee-based revenue growth, $43 million in higher olefins margins and $42 million in higher marketing margins. Proportional adjusted EBITDA from equity investments increased $37 million. These increases were partially offset by $45 million lower NGL margins.

For the year, the partnership reported 2015 adjusted EBITDA of $4.09 billion, an $848 million, or 26 percent, increase from 2014. The increase in 2015 adjusted EBITDA was driven by $1.376 billion, or 36 percent, higher fee-based revenues and minimum volume commitments (MVCs) compared with 2014. These higher fee-based revenues and MVCs include an $837 million increase at Access Midstream primarily driven by contributions from the full-year consolidation of Access Midstream for periods following July 1, 2014. The remaining growth was driven by fee-based revenues from Gulfstar One, Transco expansion projects placed in service and higher volumes in the Northeast.

The Geismar olefins plant operated at expected production levels in the second half of 2015 and contributed approximately $168 million of olefins margins for the year. However, 2014 included approximately $311 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Additionally, the proportional EBITDA from non-consolidated equity investments increased $301 million in 2015 versus 2014, due primarily to full-year contributions from Access Midstream joint ventures and Discovery’s Keathley Canyon Connector project in the Atlantic-Gulf operating area.

Partially offsetting these increases in 2015 adjusted EBITDA were $229 million in lower NGL margins due primarily to NGL prices that remain at a 13-year low. NGL margins for 2015 totaled $160 million. Operating expenses increased $370 million in 2015 due to a $219 million increase at Access Midstream due to the consolidation of Access Midstream for periods following July 1, 2014 and due to expansions at the partnership’s other operating areas. General and administrative expenses decreased $11 million excluding a $78 million increase at Access Midstream due to the consolidation for periods following July 1, 2014.

Williams Partners’ complete financial results for fourth quarter and full-year 2015 are provided in the earnings news release issued today by Williams Partners.

Other Segment

Full-year 2014 includes Williams’ proportional share of the adjusted EBITDA from Williams’ equity-method investment in Access Midstream, L.P. As a result of Williams’ acquisition of additional ownership interests, periods after July 1, 2014 include the consolidated results of Access Midstream Partners in the Williams Partners segment.

Update on Proposed Merger of Energy Transfer Equity and Williams

Williams’ Board of Directors is unanimously committed to completing the transaction with Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”) per the merger agreement executed on September 28, 2015, as expeditiously as possible and delivering the benefits of the transaction to Williams’ stockholders. Completion of the pending transaction remains subject to the approval of Williams’ stockholders and other customary closing conditions. Integration planning is underway.

As previously disclosed in Energy Transfer Corporation, L.P.’s registration statement on Form S-4 filed on November 24, 2015 with the SEC, ETE and Williams received a request for additional information and documentary material (the “Second Requests”) from the FTC pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

On February 1, 2016, Energy Transfer Corporation, L.P. received additional comments from the SEC related to the first amendment of the S-4. Certain requests made by the SEC relate to information that will be included in ETE’s and Williams’ 10-Ks, which the companies expect to file the final week of February 2016. Therefore, the companies now expect to file a second amendment of the S-4 shortly after filing of the 10-Ks.

Year-End 2015 Materials to Be Posted Shortly; Conference Call Scheduled for Tomorrow

Williams’ and Williams Partners’ fourth quarter and full-year 2015 financial materials will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams and Williams Partners will jointly host a conference call and live webcast on Thursday, Feb. 18, at 9:30 a.m. EST. A limited number of phone lines will be available at (800) 524-8850. International callers should dial (416) 204-9702. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-K

The company plans to file its 2015 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, adjusted income from continuing operations (“earnings”), adjusted earnings per share, cash available for dividends, and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, gain on remeasurement of equity method investment, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends is defined as cash received from our ownership in MLPs, cash received (used) by the Williams NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income from continuing operations, or cash available for dividends are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including all of the 2 percent general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed merger between Williams and Energy Transfer Corp LP (ETC Merger);

•	Statements regarding the proposed ETC Merger;

•	Our beliefs relating to value creation as a result of the proposed ETC Merger;

•	Benefits and synergies of the proposed ETC Merger;

•	Future opportunities for the combined company;

•	Other statements regarding Williams’ and Energy Transfer Equity, L.P. and its affiliates’ (collectively, Energy Transfer) future beliefs, expectations, plans, intentions, financial condition or performance;

•	Events which may occur subsequent to the proposed ETC Merger including events which directly impact WPZ’s business;

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams, WPZ and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed ETC Merger, including receipt of the approval of Williams’ stockholders;

•	The timing and likelihood of completion of the proposed ETC Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction;

•	Energy Transfer’s plans for WPZ, as well as the other master limited partnerships it currently controls, following the completion of the proposed ETC Merger;

•	The possibility that the expected synergies and value creation from the proposed ETC Merger will not be realized or will not be realized within the expected time period;

•	The risk that the businesses of Williams and Energy Transfer will not be integrated successfully;

•	Disruption from the proposed ETC Merger making it more difficult to maintain business and operational relationships;

•	The risk that unexpected costs will be incurred in connection with the proposed ETC Merger;

•	The possibility that the proposed ETC Merger does not close, including due to the failure to satisfy the closing conditions;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in Williams’ and WPZ’s Annual Reports on Form 10-K filed with the SEC on February 25, 2015 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$140	$99	$1,678	$193	$2,110	$70	$114	$(40)	$(701)	$(557)

Income (loss) from continuing operations—diluted earnings per common share	$.20	$.14	$2.22	$.26	$2.91	$.09	$.15	$(.05)	$(.94)	$(.74)

Adjustments:

Williams Partners
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	$—	$—	$—	$—
ACMP Merger and transition-related expenses	—	—	11	30	41	32	14	2	2	50
Impairment of certain assets	—	17	—	35	52	3	24	2	116	145
Share of impairment at equity-method investments	—	—	—	—	—	8	1	17	7	33
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2

Total Williams Partners adjustments	60	121	64	(248)	(3)	100	(45)	79	(48)	86

Williams NGL & Petchem Services
Bluegrass Pipeline project development costs	25	1	—	(1)	25	—	—	—	—	—
Bluegrass Pipeline and Moss Lake write-off of previously capitalized project development costs	70	—	—	—	70	—	—	—	—	—
Impairment of certain assets	—	—	—	—	—	—	—	—	64	64

Total Williams NGL & Petchem Services adjustments	95	1	—	(1)	95	—	—	—	64	64

Other
WMB impact of ACMP transaction-related compensation expenses	—	—	19	—	19	—	—	—	—	—
Other ACMP Merger and transition-related expenses	—	—	3	7	10	6	9	7	12	34
Expenses associated with strategic alternatives	—	—	—	—	—	—	7	18	5	30
Contingency gain	—	—	—	—	—	—	—	—	(9)	(9)
Accrued long-term charitable commitment	—	—	—	—	—	—	—	—	8	8

Total Other adjustments	—	—	22	7	29	6	16	25	16	63

Adjustments included in Modified EBITDA	155	122	86	(242)	121	106	(29)	104	32	213

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	—	—	—	—	—	461	859	1,320
Impairment of goodwill—Williams Partners	—	—	—	—	—	—	—	—	1,098	1,098
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	—	—	—	—	—	7	7
ACMP Acquisition-related financing expenses—Williams Partners	—	9	—	—	9	2	—	—	—	2
Gain on remeasurement of equity-method investment in ACMP—Other	—	—	(2,522)	(22)	(2,544)	—	—	—	—	—
Gain associated with ACMP equity issuance—Other	—	(4)	4	—	—	—	—	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	(13)	(14)	(14)	—	(41)	—	(9)	(18)	—	(27)
Allocation of adjustments to noncontrolling interests	(25)	(36)	3	38	(20)	(33)	21	(212)	(751)	(975)

	(38)	(45)	(2,529)	16	(2,596)	(31)	12	231	1,213	1,425

Total adjustments	117	77	(2,443)	(226)	(2,475)	75	(17)	335	1,245	1,638
Less tax effect for above items	(47)	(32)	925	41	887	(28)	4	(129)	(464)	(617)

Adjustments for tax-related items (1)	(20)	14	(3)	2	(7)	5	9	1	(74)	(59)

Adjusted income from continuing operations available to common stockholders	$190	$158	$157	$10	$515	$122	$110	$167	$6	$405

Adjusted diluted earnings per common share	$.28	$.23	$.21	$.01	$.71	$.16	$.15	$.22	$.01	$.54

Weighted-average shares—diluted (thousands)	688,904	700,696	752,064	751,898	723,641	752,028	752,775	753,100	751,930	752,460

(1)	The first quarter of 2014 includes an unfavorable adjustment related to completing the dropdown of certain Canadian operations to Williams Partners. The second quarter of 2014 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net income (loss)	$196	$127	$1,708	$308	$2,339	$13	$183	$(173)	$(1,307)	$(1,284)
(Income) loss from discontinued operations	—	(4)	—	—	(4)	—	—	—	—	—
Provision (benefit) for income taxes	51	84	998	116	1,249	30	83	(65)	(438)	(390)
Interest expense	140	163	210	234	747	251	262	263	268	1,044
Equity (earnings) losses	48	(37)	(66)	(89)	(144)	(51)	(93)	(92)	(99)	(335)
Gain on remeasurement of equity-method investments	—	—	(2,522)	(22)	(2,544)	—	—	—	—	—
Impairment of equity-method investments	—	—	—	—	—	—	—	461	859	1,320
Other investing (income) loss—net	(14)	(18)	(11)	—	(43)	—	(9)	(18)	—	(27)
Proportional Modified EBITDA of equity-method investments	28	113	132	165	438	136	183	185	195	699
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Depreciation and amortization expenses	214	214	369	379	1,176	427	428	432	451	1,738
Accretion for asset retirement obligations associated with nonregulated operations	3	6	4	5	18	6	9	6	7	28

Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812	$1,046	$999	$1,034	$3,891

Williams Partners	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$1,112	$4,003
Williams NGL & Petchem Services	(100)	(8)	(4)	(3)	(115)	(5)	(3)	(5)	(70)	(83)
Other	58	60	(17)	2	103	—	(4)	(17)	(8)	(29)

Total Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812	$1,046	$999	$1,034	$3,891

EBITDA:
Williams Partners	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$(48)	$86
Williams NGL & Petchem Services	95	1	—	(1)	95	—	—	—	64	64
Other	—	—	22	7	29	6	16	25	16	63

EBITDA	$155	$122	$86	$(242)	$121	$106	$(29)	$104	$32	$213

Adjusted EBITDA:
Williams Partners	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$1,064	$4,089
Williams NGL & Petchem Services	(5)	(7)	(4)	(4)	(20)	(5)	(3)	(5)	(6)	(19)
Other	58	60	5	9	132	6	12	8	8	34

Total Adjusted EBITDA	$821	$770	$908	$854	$3,353	$918	$1,017	$1,103	$1,066	$4,104

Dividend Coverage Ratio

(UNAUDITED)

	2014					2015
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Distributions from Pre-merger WPZ (accrued / “as declared” basis)	$422	$431	$438	$—	$1,291	$—	$—	$—	$—	$—
Distributions from ACMP (accrued / “as declared” basis)	33	78	83	—	194	—	—	—	—	—
Distributions from WPZ (accrued / “as declared” basis) (3)	—	—	—	515	515	515	513	513	513	2,054

Total distributions from Pre-merger WPZ, ACMP, and WPZ	455	509	521	515	2,000	515	513	513	513	2,054
Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(9)	(5)	(5)	(24)	(5)	(3)	(5)	(6)	(19)
Corporate interest	(38)	(50)	(65)	(54)	(207)	(64)	(64)	(63)	(64)	(255)

Subtotal	412	450	451	456	1,769	446	446	445	443	1,780
WMB cash tax rate	3%	3%	—%	—%	2%	-12%	0%	0%	0%	-3%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	(13)	(14)	—	—	(27)	55	—	—	—	55
Corporate Capex	(8)	(18)	(13)	(14)	(53)	(6)	(5)	(6)	(7)	(24)

WMB cash flow available for dividends	$391	$418	$438	$442	$1,689	$495	$441	$439	$436	$1,811
- per share	$0.57	$0.61	$0.59	$0.59	$2.36	$0.66	$0.59	$0.59	$0.58	$2.42
WMB dividends paid	(276)	(291)	(419)	(426)	(1,412)	(434)	(442)	(480)	(480)	(1,836)

Excess cash flow available after dividends	$115	$127	$19	$16	$277	$61	$(1)	$(41)	$(44)	$(25)
Dividend per share	$0.4025	$0.4250	$0.5600	$0.5700	$1.9575	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500
Coverage ratio (2)(3)	1.42	1.44	1.05	1.04	1.20	1.14	1.00	0.91	0.91	0.99

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(100)	(8)	(4)	(3)	(115)	(5)	(3)	(5)	(70)	(83)
Segment adjustments	95	1	—	(1)	95	—	—	—	64	64

Adjusted EBITDA	(5)	(7)	(4)	(4)	(20)	(5)	(3)	(5)	(6)	(19)
Less: Maintenance Capex	—	(2)	(1)	(1)	(4)	—	—	—	—	—

Adjusted cash flow	(5)	(9)	(5)	(5)	(24)	(5)	(3)	(5)	(6)	(19)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash flow available for dividends / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 have each been increased by $209 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2015

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$140	$99	$1,678	$193	$2,110	$70	$114	$(40)	$(701)	$(557)

Income (loss) from continuing operations— diluted earnings per common share	$.20	$.14	$2.22	$.26	$2.91	$.09	$.15	$(.05)	$(.94)	$(.74)

Adjustments:

Williams Partners
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	$—	$—	$—	$—
ACMP Merger and transition-related expenses	—	—	11	30	41	32	14	2	2	50
Impairment of certain assets	—	17	—	35	52	3	24	2	116	145
Share of impairment at equity-method investments	—	—	—	—	—	8	1	17	7	33
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2

Total Williams Partners adjustments	60	121	64	(248)	(3)	100	(45)	79	(48)	86

Williams NGL & Petchem Services
Bluegrass Pipeline project development costs	25	1	—	(1)	25	—	—	—	—	—
Bluegrass Pipeline and Moss Lake write-off of previously capitalized project development costs	70	—	—	—	70	—	—	—	—	—
Impairment of certain assets	—	—	—	—	—	—	—	—	64	64

Total Williams NGL & Petchem Services adjustments	95	1	—	(1)	95	—	—	—	64	64

Other
WMB impact of ACMP transaction-related compensation expenses	—	—	19	—	19	—	—	—	—	—
Other ACMP Merger and transition-related expenses	—	—	3	7	10	6	9	7	12	34
Expenses associated with strategic alternatives	—	—	—	—	—	—	7	18	5	30
Contingency gain	—	—	—	—	—	—	—	—	(9)	(9)
Accrued long-term charitable commitment	—	—	—	—	—	—	—	—	8	8

Total Other adjustments	—	—	22	7	29	6	16	25	16	63

Adjustments included in Modified EBITDA	155	122	86	(242)	121	106	(29)	104	32	213

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	—	—	—	—	—	461	859	1,320
Impairment of goodwill—Williams Partners	—	—	—	—	—	—	—	—	1,098	1,098
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	—	—	—	—	—	7	7
ACMP Acquisition-related financing expenses—Williams Partners	—	9	—	—	9	2	—	—	—	2
Gain on remeasurement of equity-method investment in ACMP—Other	—	—	(2,522)	(22)	(2,544)	—	—	—	—	—
Gain associated with ACMP equity issuance—Other	—	(4)	4	—	—	—	—	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	(13)	(14)	(14)	—	(41)	—	(9)	(18)	—	(27)
Allocation of adjustments to noncontrolling interests	(25)	(36)	3	38	(20)	(33)	21	(212)	(751)	(975)

	(38)	(45)	(2,529)	16	(2,596)	(31)	12	231	1,213	1,425

Total adjustments	117	77	(2,443)	(226)	(2,475)	75	(17)	335	1,245	1,638
Less tax effect for above items	(47)	(32)	925	41	887	(28)	4	(129)	(464)	(617)

Adjustments for tax-related items (1)	(20)	14	(3)	2	(7)	5	9	1	(74)	(59)

Adjusted income from continuing operations available to common stockholders	$190	$158	$157	$10	$515	$122	$110	$167	$6	$405

Adjusted diluted earnings per common share	$.28	$.23	$.21	$.01	$.71	$.16	$.15	$.22	$.01	$.54

Weighted-average shares—diluted (thousands)	688,904	700,696	752,064	751,898	723,641	752,028	752,775	753,100	751,930	752,460

(1)	The first quarter of 2014 includes an unfavorable adjustment related to completing the dropdown of certain Canadian operations to Williams Partners. The second quarter of 2014 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$819	$825	$1,127	$1,345	$4,116	$1,197	$1,241	$1,239	$1,487	$5,164
Product sales	930	853	942	796	3,521	519	598	560	519	2,196

Total revenues	1,749	1,678	2,069	2,141	7,637	1,716	1,839	1,799	2,006	7,360

Costs and expenses:
Product costs	769	724	807	716	3,016	462	494	426	385	1,767
Operating and maintenance expenses	298	308	412	474	1,492	387	437	403	440	1,667
Depreciation and amortization expenses	214	214	369	379	1,176	427	428	432	451	1,738
Selling, general, and administrative expenses	150	136	171	204	661	196	174	177	194	741
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	—	(126)
Other (income) expense—net	17	27	3	(92)	(45)	17	40	5	187	249

Total costs and expenses	1,329	1,367	1,762	1,610	6,068	1,489	1,447	1,443	2,755	7,134

Operating income (loss)	420	311	307	531	1,569	227	392	356	(749)	226
Equity earnings (losses)	(48)	37	66	89	144	51	93	92	99	335
Gain on remeasurement of equity-method investment	—	—	2,522	22	2,544	—	—	—	—	—
Impairment of equity-method investments	—	—	—	—	—	—	—	(461)	(859)	(1,320)
Other investing income (loss)—net	14	18	11	—	43	—	9	18	—	27
Interest incurred	(169)	(192)	(262)	(265)	(888)	(273)	(278)	(280)	(287)	(1,118)
Interest capitalized	29	29	52	31	141	22	16	17	19	74
Other income (expense)—net	1	4	10	16	31	16	34	20	32	102

Income (loss) from continuing operations before income taxes	247	207	2,706	424	3,584	43	266	(238)	(1,745)	(1,674)
Provision (benefit) for income taxes	51	84	998	116	1,249	30	83	(65)	(438)	(390)

Income (loss) from continuing operations	196	123	1,708	308	2,335	13	183	(173)	(1,307)	(1,284)
Income (loss) from discontinued operations	—	4	—	—	4	—	—	—	—	—

Net income (loss)	196	127	1,708	308	2,339	13	183	(173)	(1,307)	(1,284)
Less: Net income (loss) attributable to noncontrolling interests	56	24	30	115	225	(57)	69	(133)	(606)	(727)

Net income (loss) attributable to The Williams Companies, Inc.	$140	$103	$1,678	$193	$2,114	$70	$114	$(40)	$(701)	$(557)

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$140	$99	$1,678	$193	$2,110	$70	$114	$(40)	$(701)	$(557)
Income (loss) from discontinued operations	—	4	—	—	4	—	—	—	—	—

Net income (loss)	$140	$103	$1,678	$193	$2,114	$70	$114	$(40)	$(701)	$(557)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.20	$.14	$2.22	$.26	$2.91	$.09	$.15	$(.05)	$(.94)	$(.74)
Income (loss) from discontinued operations	—	.01	—	—	.01	—	—	—	—	—

Net income (loss)	$.20	$.15	$2.22	$.26	$2.92	$.09	$.15	$(.05)	$(.94)	$(.74)

Weighted-average number of shares used in computations (thousands)	688,904	700,696	752,064	751,898	723,641	752,028	752,775	749,824	749,902	749,271
Common shares outstanding at end of period (thousands)	685,419	747,190	747,453	747,531	747,531	748,912	749,529	749,740	749,789	749,789
Market price per common share (end of period)	$40.58	$58.21	$55.35	$44.94	$44.94	$50.59	$57.39	$36.85	$25.70	$25.70
Cash dividends declared per share	$.4025	$.4250	$.56	$.57	$1.9575	$.58	$.59	$.64	$.64	$2.45

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net income (loss)	$196	$127	$1,708	$308	$2,339	$13	$183	$(173)	$(1,307)	$(1,284)
(Income) loss from discontinued operations	—	(4)	—	—	(4)	—	—	—	—	—
Provision (benefit) for income taxes	51	84	998	116	1,249	30	83	(65)	(438)	(390)
Interest expense	140	163	210	234	747	251	262	263	268	1,044
Equity (earnings) losses	48	(37)	(66)	(89)	(144)	(51)	(93)	(92)	(99)	(335)
Gain on remeasurement of equity-method investments	—	—	(2,522)	(22)	(2,544)	—	—	—	—	—
Impairment of equity-method investments	—	—	—	—	—	—	—	461	859	1,320
Other investing (income) loss—net	(14)	(18)	(11)	—	(43)	—	(9)	(18)	—	(27)
Proportional Modified EBITDA of equity-method investments	28	113	132	165	438	136	183	185	195	699
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Depreciation and amortization expenses	214	214	369	379	1,176	427	428	432	451	1,738
Accretion for asset retirement obligations associated with nonregulated operations	3	6	4	5	18	6	9	6	7	28

Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812	$1,046	$999	$1,034	$3,891

Williams Partners	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$1,112	$4,003
Williams NGL & Petchem Services	(100)	(8)	(4)	(3)	(115)	(5)	(3)	(5)	(70)	(83)
Other	58	60	(17)	2	103	—	(4)	(17)	(8)	(29)

Total Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812	$1,046	$999	$1,034	$3,891

Adjustments included in Modified EBITDA:
Williams Partners	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$(48)	$86
Williams NGL & Petchem Services	95	1	—	(1)	95	—	—	—	64	64
Other	—	—	22	7	29	6	16	25	16	63

Total Adjustments included in Modified EBITDA	$155	$122	$86	$(242)	$121	$106	$(29)	$104	$32	$213

Adjusted EBITDA:
Williams Partners	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$1,064	$4,089
Williams NGL & Petchem Services	(5)	(7)	(4)	(4)	(20)	(5)	(3)	(5)	(6)	(19)
Other	58	60	5	9	132	6	12	8	8	34

Total Adjusted EBITDA	$821	$770	$908	$854	$3,353	$918	$1,017	$1,103	$1,066	$4,104

Williams Partners

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192	$1,231	$1,232	$1,480	$5,135
Product sales	930	853	942	796	3,521	519	599	560	518	2,196

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711	1,830	1,792	1,998	7,331
Segment costs and expenses:
Product costs	769	724	807	716	3,016	463	494	426	384	1,767
Operating and maintenance expenses	245	245	351	419	1,260	373	424	387	424	1,608
Selling, general, and administrative expenses	130	134	168	201	633	193	164	156	171	684
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	—	(126)
Other segment costs and expenses	14	21	(11)	(105)	(81)	1	4	(13)	102	94

Total segment costs and expenses	1,039	1,082	1,315	1,160	4,596	1,030	960	956	1,081	4,027
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	185	195	699

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,021	1,112	4,003
Adjustments	60	121	64	(248)	(3)	100	(45)	79	(48)	86

Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$1,064	$4,089

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,141.6	938.1	978.0	1,083.9	4,141.6	1,207.8	967.9	981.5	978.5	4,135.7
Avg. daily transportation volumes (Tbtu)	12.6	10.4	10.6	11.7	11.4	13.5	10.6	10.7	10.7	11.3
Avg. daily firm reserved capacity (Tbtu)	12.6	12.4	12.5	12.9	12.9	13.5	14.0	14.5	14.8	14.2

Former WPZ Operations Gathering and Processing (1)
Gathering volumes (Tbtu)	436	450	461	487	1,834	502	475	480	474	1,931
Plant inlet natural gas volumes (Tbtu)	339	344	370	366	1,419	363	365	367	353	1,448

Former ACMP Gathering Operations Throughput, bcf per day (2)
Barnett shale	—	—	.876	.853	.865	.812	.804	.788	.743	.786
Eagle Ford shale	—	—	.348	.376	.362	.388	.377	.418	.406	.397
Haynesville shale	—	—	.714	.802	.758	.971	1.085	1.000	.914	.992
Marcellus shale	—	—	1.193	1.272	1.233	1.232	1.273	1.239	1.229	1.243
Utica shale	—	—	.418	.484	.451	.513	.606	.459	.970	.841
Mid-Continent	—	—	.554	.537	.545	.506	.515	.519	.469	.507

Total throughput	—	—	4.103	4.324	4.214	4.422	4.660	4.423	4.731	4.766
Ethane equity sales (million gallons)	33	39	42	43	157	54	49	66	70	239
Non-ethane equity sales (million gallons)	113	108	124	131	476	131	122	125	139	517

NGL equity sales (million gallons)	146	147	166	174	633	185	171	191	209	756

Ethane margin ($/gallon)	$.20	$.18	$.16	$.17	$.17	$.13	$.13	$.13	$.11	$.12
Non-ethane margin ($/gallon)	$.88	$.80	$.78	$.58	$.76	$.28	$.26	$.23	$.25	$.25
NGL margin ($/gallon)	$.73	$.64	$.63	$.48	$.61	$.24	$.22	$.19	$.20	$.21

Ethane production (million gallons)	135	173	154	163	625	111	149	165	161	586
Non-ethane production (million gallons)	372	384	417	408	1,581	408	418	444	409	1,679

NGL production (million gallons)	507	557	571	571	2,206	519	567	609	570	2,265

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2	213	404	447	1,066
Geismar ethylene margin ($/lb) (3)	$—	$—	$—	$—	$—	$—	$0.21	$0.16	$0.11	$0.15
Canadian propylene sales volumes (million lbs)	32	34	34	43	143	39	38	44	40	161
Canadian alky feedstock sales volumes (million gallons)	7	7	6	7	27	7	6	6	7	26

Equity investments—100%
Discovery gathering volumes (Tbtu)	21	26	32	33	112	35	61	63	59	218
Discovery NGL equity sales (million gallons)	10	10	18	15	53	17	22	21	20	80
Discovery NGL production (million gallons)	47	54	65	61	227	62	79	81	72	294
Laurel Mountain gathering volumes (Tbtu)	34	36	38	40	148	40	40	51	53	184
Overland Pass NGL transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845	13,860	15,075	15,527	55,307

(1)	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.
(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams NGL & Petchem Services

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$—	$—	$—	$—	$—	$—	$1	$1	$—	$2
Segment costs and expenses:
Operating and maintenance expenses	2	1	2	2	7	4	2	4	3	13
Selling, general, and administrative expenses	22	4	4	1	31	2	2	2	2	8
Other (income) expense—net	(1)	1	(1)	$—	(1)	(1)	—	—	65	64

Total segment costs and expenses	23	6	5	3	37	5	4	6	70	85
Proportional Modified EBITDA of equity-method investments	(77)	(2)	1	—	(78)	—	—	—	—	—

Modified EBITDA	(100)	(8)	(4)	(3)	(115)	(5)	(3)	(5)	(70)	(83)
Adjustments	95	1	—	(1)	95	—	—	—	64	64

Adjusted EBITDA	$(5)	$(7)	$(4)	$(4)	$(20)	$(5)	$(3)	$(5)	$(6)	$(19)

Capital Expenditures and Investments

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures:
Williams Partners	$724	$943	$1,029	$996	$3,692	$735	$715	$692	$653	$2,795
Williams NGL & Petchem Services	61	85	62	78	286	91	102	78	85	356
Other	8	18	13	14	53	6	5	1	4	16

Total*	$793	$1,046	$1,104	$1,088	$4,031	$832	$822	$771	$742	$3,167

Purchase of businesses (net of cash acquired):
Williams Partners	$—	$—	$—	$—	$—	$—	$112	$—	$—	$112
Other	—	—	5,958	—	5,958	—	—	—	—	—

Total	$—	$—	$5,958	$—	$5,958	$—	$112	$—	$—	$112

Purchase of investments:
Williams Partners	$215	$16	$99	$138	$468	$83	$400	$45	$66	$594
Williams NGL & Petchem Services	13	2	—	(1)	14	—	—	—	—	—
Other	—	—	—	—	—	—	—	1	—	1

Total	$228	$18	$99	$137	$482	$83	$400	$46	$66	$595

Summary:
Williams Partners	$939	$959	$1,128	$1,134	$4,160	$818	$1,227	$737	$719	$3,501
Williams NGL & Petchem Services	74	87	62	77	300	91	102	78	85	356
Other	8	18	5,971	14	6,011	6	5	2	4	17

Total	$1,021	$1,064	$7,161	$1,225	$10,471	$915	$1,334	$817	$808	$3,874

Capital expenditures incurred, purchase of businesses (net of cash acquired), and purchase of investments:
Increases to property, plant, and equipment	$840	$949	$1,113	$1,014	$3,916	$738	$816	$757	$713	$3,024
Purchase of businesses (net of cash acquired)	—	—	5,958	—	5,958	—	112	—	—	112
Purchase of investments	228	18	99	137	482	83	400	46	66	595

Total	$1,068	$967	$7,170	$1,151	$10,356	$821	$1,328	$803	$779	$3,731

*Increases to property, plant, and equipment	$840	$949	$1,113	$1,014	$3,916	$738	$816	$757	$713	$3,024
Changes in related accounts payable and accrued liabilities	(47)	97	(9)	74	115	94	6	14	29	143

Capital expenditures	$793	$1,046	$1,104	$1,088	$4,031	$832	$822	$771	$742	$3,167

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Depreciation and amortization:
Williams Partners	$208	$207	$364	$372	$1,151	$419	$419	$423	$441	$1,702
Other	6	7	5	7	25	8	9	9	10	36

Total	$214	$214	$369	$379	$1,176	$427	$428	$432	$451	$1,738

Other selected financial data:
Cash and cash equivalents	$1,064	$860	$302	$240	$240	$341	$204	$125	$100	$100
Total assets*	$28,219	$34,836	$49,696	$50,455	$50,455	$50,325	$51,034	$50,694	$49,059	$49,059
Capital structure:
Debt
Commercial paper	$—	$—	$265	$798	$798	$—	$1,743	$1,530	$499	$499
Current*	$751	$751	$754	$4	$4	$801	$377	$377	$176	$176
Noncurrent*	$12,013	$15,427	$19,811	$20,780	$20,780	$21,559	$21,158	$21,680	$23,812	$23,812
Stockholders’ equity	$4,616	$7,863	$9,129	$8,777	$8,777	$8,212	$7,928	$7,387	$6,162	$6,162
Debt to debt-plus-stockholders’ equity ratio*	73.4%	67.3%	69.5%	71.1%	71.1%	73.1%	74.6%	76.2%	79.9%	79.9%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$—	$—	$—	$—	$—	$226	$227	$224	$14	$691
Limited partner	—	—	—	—	—	289	288	289	289	1,155

	$—	$—	$—	$—	$—	$515	$515	$513	$303	$1,846
Pre-merger Williams Partners L.P.
General partner	$164	$170	$175	$178	$687	$—	$—	$—	$—	$—
Limited partner	250	252	256	260	1,018	—	—	—	—	—

	$414	$422	$431	$438	$1,705	$—	$—	$—	$—	$—
Access Midstream Partners, L.P.
General partner	$9	$10	$25	$29	$73	$—	$—	$—	$—	$—
Limited partner	22	23	53	54	152	—	—	—	—	—

	$31	$33	$78	$83	$225	$—	$—	$—	$—	$—

	$445	$455	$509	$521	$1,930	$515	$515	$513	$303	$1,846

*	Recast all periods due to the adoption of accounting standard (ASU 2015-03) requiring certain debt issuance costs to be presented as a reduction to the corresponding debt liability.

Dividend Coverage Ratio

(UNAUDITED)

	2014					2015
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Distributions from Pre-merger WPZ (accrued / “as declared” basis)	$422	$431	$438	$—	$1,291	$—	$—	$—	$—	$—
Distributions from ACMP (accrued / “as declared” basis)	33	78	83	—	194	—	—	—	—	—
Distributions from WPZ (accrued / “as declared” basis) (3)	—	—	—	515	515	515	513	513	513	2,054

Total distributions from Pre-merger WPZ, ACMP, and WPZ	455	509	521	515	2,000	515	513	513	513	2,054
Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(9)	(5)	(5)	(24)	(5)	(3)	(5)	(6)	(19)
Corporate interest	(38)	(50)	(65)	(54)	(207)	(64)	(64)	(63)	(64)	(255)

Subtotal	412	450	451	456	1,769	446	446	445	443	1,780
WMB cash tax rate	3%	3%	—%	—%	2%	-12%	0%	0%	0%	-3%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	(13)	(14)	—	—	(27)	55	—	—	—	55
Corporate Capex	(8)	(18)	(13)	(14)	(53)	(6)	(5)	(6)	(7)	(24)

WMB cash flow available for dividends	$391	$418	$438	$442	$1,689	$495	$441	$439	$436	$1,811
- per share	$0.57	$0.61	$0.59	$0.59	$2.36	$0.66	$0.59	$0.59	$0.58	$2.42
WMB dividends paid	(276)	(291)	(419)	(426)	(1,412)	(434)	(442)	(480)	(480)	(1,836)

Excess cash flow available after dividends	$115	$127	$19	$16	$277	$61	$(1)	$(41)	$(44)	$(25)
Dividend per share	$0.4025	$0.4250	$0.5600	$0.5700	$1.9575	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500
Coverage ratio (2)(3)	1.42	1.44	1.05	1.04	1.20	1.14	1.00	0.91	0.91	0.99

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(100)	(8)	(4)	(3)	(115)	(5)	(3)	(5)	(70)	(83)
Segment adjustments	95	1	—	(1)	95	—	—	—	64	64

Adjusted EBITDA	(5)	(7)	(4)	(4)	(20)	(5)	(3)	(5)	(6)	(19)
Less: Maintenance Capex	—	(2)	(1)	(1)	(4)	—	—	—	—	—

Adjusted cash flow	(5)	(9)	(5)	(5)	(24)	(5)	(3)	(5)	(6)	(19)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash flow available for dividends / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 have each been increased by $209 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.